UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 4 Par-La-Ville Road

Hamilton HM 08

(Address of principal executive offices)

441-279-6611

(Registrant’s telephone number, including area code)

Tower Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the merger transaction consummated by Tower Group International, Ltd. (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, Tower Group, Inc. (“TGI”) and certain other parties, as amended by Amendment No. 1, dated as of November 8, 2012, the Company entered into Assignment and Assumption and Amendment Agreements, effective as of March 13, 2013, with each of Michael H. Lee, the Company’s Chairman of the Board, President and Chief Executive Officer, William E. Hitselberger, the Company’s Executive Vice President and Chief Financial Officer, and Elliot S. Orol, the Company’s Senior Vice President, General Counsel and Secretary, and TGI, reflecting the assumption of their respective existing employment agreements with TGI by the Company.

A copy of each Assignment and Assumption and Amendment Agreement is filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Assignment and Assumption and Amendment Agreement, effective as of March 13, 2013, by and among the Company, TGI and Michael H. Lee

10.2	Assignment and Assumption and Amendment Agreement, effective as of March 13, 2013, by and among the Company, TGI and William E. Hitselberger

10.3	Assignment and Assumption and Amendment Agreement, effective as of March 13, 2013, by and among the Company, TGI and Elliot S. Orol

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date: March 15, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL Senior Vice President, General Counsel and Secretary